Exhibit 10.23

ONCURE HOLDINGS, INC.

NON-QUALIFIED STOCK OPTION AGREEMENT

THIS NON-QUALIFIED STOCK OPTION AGREEMENT (the “Agreement”), is made and entered into as of [Date] between ONCURE HOLDINGS, INC., a Delaware corporation (the “Company”), and (“Optionee”).

THE PARTIES AGREE AS FOLLOWS:

Article I.              Grant Of Option; Effective Date; Vesting Base Date.

Section 1.01                                Grant.  The Company hereby grants to Optionee pursuant to the Company’s Equity Incentive Plan (the “Plan”), a copy of which is attached to this Agreement as Exhibit A, a non-qualified stock option (the “NQO”) to purchase all or any part of an aggregate of                                shares (the “NQO Shares”) of the Company’s Common Stock, par value $0.001 per share (“Common Stock”) on the terms and conditions set forth herein and in the Plan, the terms and conditions of the Plan being hereby incorporated into this Agreement by reference.  Defined terms used herein, but whose definition is not set forth herein shall have the meaning and definition applicable thereto as set forth in the Plan.

Section 1.02                                Effective Date.  The effective date of this NQO is [Date], the date on which such NQO was granted by the Company (the “Effective Date”).

Section 1.03                                Exercise Price.  The exercise price for purchase of the shares of Common Stock covered by this NQO shall be $1.50 per share.

Section 1.04                                Term.  This NQO shall expire on the date 10 years after the Effective Date.

Section 1.05                                Adjustment of NQO.  The Company shall adjust the number and kind of shares and the exercise price thereof in certain circumstances in accordance with the provisions of the Plan.

Article II.             Exercise of Options.

Section 2.01                                Vesting; Time of Exercise.  This NQO shall be fully vested and exercisable.

Section 2.02                                Exercise After Termination.  If Optionee incurs a Termination from the Company, to the extent the NQO has not then expired or been exercised, this NQO shall remain exercisable for the period specified below following such Termination and, thereafter, if the NQO is not exercised, it shall expire and terminate.  A transfer of Optionee among the Company and its Affiliates, or a leave of absence duly authorized by the Company, shall not be deemed a Termination.

(a)                                  Death or Disability.  In the event that Optionee’s Termination is by reason of death or Disability, the Option shall be exercisable by

Optionee’s beneficiary or estate for a period of 12 months following Optionee’s death or Disability.  If the Option is not exercised within 12 months following Optionee’s death or Disability, then such Option shall expire and shall no longer be exercisable.

(b)                                 Cause.  In the event that Optionee’s Termination is by the Company for Cause (as defined below) the Option will automatically terminate and expire and shall no longer be exercisable, whether or not previously vested.  For purposes of this Agreement, “Cause” shall be defined in Optionee’s employment agreement, or, if there is no such definition, shall mean: (i) a material failure of Optionee to perform his duties and functions as an employee; (ii) Optionee’s willful failure to perform his material assigned duties without an excuse that is reasonably acceptable to Company; (iii) Optionee engages in an act (or causes an act) that has a material adverse impact on the reputation, business, business relationships or financial condition of Company; (iv) the conviction of or plea of guilty or nolo contendere by Optionee to a felony or any crime involving moral turpitude, fraud or misrepresentation;  (v) misappropriation or embezzlement by Optionee of funds or assets of Company.

(c)                                  Retirement.  In the event that Optionee’s Termination occurs on or after Optionee’s Retirement, the Option shall be exercisable by Optionee for a period of 24 months following Optionee’s Retirement.  For purposes of this Agreement, “Retirement” shall mean that on the date of Optionee’s Termination, Optionee has attained age 59-½ and has completed five or more consecutive years of service with the Company or any Subsidiary (or their predecessors, as determined by the Administrator).  If the Option is not exercised within 24 months following Optionee’s Retirement, then such Option shall expire and shall no longer be exercisable.

(d)                                 Other Termination.  In the event that Optionee’s Termination is for any reason other than death, Disability, Cause or Retirement, the Option shall be exercisable by Optionee for a period of 3 months following Optionee’s Termination.  If the Option is not exercised within 3 months following Optionee’s Termination, then the Company shall, in exchange for the cancellation of such unexercised Options and to the extent permissible under applicable law, issue to the Optionee a number of shares of Stock equal to fifty percent (50%) of (i) the product of (1) the number of shares of Common Stock exercisable under such unexercised Options multiplied by (2) the difference between the fair market value of one share of Common Stock on the date of issuance and the exercise price per share of Common Stock under the Options, divided by (ii) the fair market value of one share of Common Stock on the date of issuance.  For purposes of the foregoing, the fair market value of one share of Common Stock on the date of issuance shall be determined in good faith by the Board.  No Options shall be exercisable after such payment is made.

Section 2.03                                Manner of Exercise.  Optionee may exercise this NQO, or any portion of this NQO, by giving written notice in such form and at such time as established by the Administrator, payment of the exercise price and payment of any applicable withholding or employment taxes.  The date the Company receives the required written notice of an exercise hereunder accompanied by payment will be considered as the date this NQO was exercised.  Promptly after receipt of the applicable exercise price, the required income and employment tax withholding, if any and any other documents required to be executed by the Administrator, the Company shall, issue to the Optionee or other person entitled to exercise the NQO, the requisite number of NQO Shares acquired upon exercise of the Option, which such shares may be evidenced in book form or by a certificate in the discretion of the Administrator.  The Optionee or transferee of the Optionee shall not have any privileges as a stockholder with respect to any NQO Shares covered by the NQO until the date of the valid exercise of all or a part of the NQO.

Section 2.04                                Nonassignability of NQO.  This NQO is not assignable or transferable by Optionee except by will or by the laws of descent and distribution; provided, however, Optionee may transfer this NQO to Immediate Family in accordance with the terms of the Plan.  Except to the extent transferred to Immediate Family, during the life of Optionee, the NQO is exercisable only by the Optionee.  Any attempt to otherwise assign, pledge, transfer, hypothecate or dispose of this NQO in a manner not herein permitted, and any levy of execution, attachment, or similar process on this NQO, shall be null and void.

Article III.                                          Restrictions on NQO Shares.

Section 3.01                                Investor Rights Agreement.  Optionee hereby agrees that the NQO Shares shall be subject to such terms and conditions as the Administrator shall determine in its sole discretion, including, without limitation, restrictions on the transferability of the NQO Shares, the right of the Company to repurchase NQO Shares, and a right of first refusal in favor of the Company with respect to permitted transfers of NQO Shares.  Such terms and conditions may, in the Administrator’s sole discretion, be contained in the Investor Rights Agreement or in such other agreement as the Administrator shall determine and which the Optionee hereby agrees to enter into at the request of the Company upon exercise of the Option.

Section 3.02                                Legality of Issuance.  The Company shall not be obligated to sell or issue any NQO Shares pursuant to this Agreement if such sale or issuance, in the opinion of the Company and the Company’s counsel, might constitute a violation by the Company of any provision of law, including without limitation the provisions of the Exchange Act of 1934, as amended (the “Exchange Act”) or the Securities Act of 1933, as amended (the “Securities Act”).

Section 3.03                                Registration or Qualification of Securities.  The Company may, but shall not be required to, register or qualify the sale of any NQO Shares under the Securities Act, or any other applicable law.  The Company shall not be obligated to take any affirmative action in order to cause the grant or exercise of this NQO or the issuance or sale of any NQO Shares pursuant thereto to comply with any law.

Section 3.04                                Restriction on Transfer.  Regardless whether the sale of the NQO Shares has been registered under the Securities Act or has been registered or qualified under the securities laws of any state, the Company may impose restrictions upon the sale, pledge or other transfer of NQO Shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company and the Company’s counsel, such restrictions are necessary or desirable in order to achieve compliance with the provisions of the Securities Act, the Exchange Act, the securities laws of any state or any other law.

Section 3.05                                Stock Certificate Restrictive Legends.  Stock certificates evidencing NQO Shares may bear such restrictive legends as the Company and the Company’s counsel deem necessary or advisable under applicable law or pursuant to this Agreement, including, without limitation, the following legends:

THE TRANSFER, SALE, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY THE INVESTOR RIGHTS AGREEMENT AMONG THE COMPANY AND ITS STOCKHOLDERS, A COPY OF WHICH IS ON FILE AT THE OFFICE OF THE COMPANY.  THE COMPANY WILL FURNISH A COPY OF THE INVESTOR RIGHTS AGREEMENT TO THE HOLDER OF THIS CERTIFICATE UPON REQUEST AND WITHOUT CHARGE.  THE SHARES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS, HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT FOR RESALE OR DISTRIBUTION, AND MAY NOT BE SOLD OR TRANSFERRED UNLESS IN THE OPINION OF COUNSEL FOR THE COMPANY SUCH SALE OR TRANSFER WILL NOT VIOLATE APPLICABLE SECURITIES LAWS.

Article IV.                                        Miscellaneous.

Section 4.01                                Taxes.  Optionee acknowledges and agrees that Optionee will be responsible for any taxes arising from exercise of this Option and that the Company may withhold the amount of such taxes or require the remittance of such taxes to the Company.

Section 4.02                                Representations, Warranties, Covenants and Acknowledgments of Optionee Upon Exercise of NQO.  Optionee hereby agrees that in the event that the Company and the Company’s counsel deem it necessary or advisable in the exercise of their discretion, the issuance of NQO Shares may be conditioned upon certain representations, warranties and acknowledgments by the person exercising the NQO (the “Purchaser”), including, without limitation, those set forth in Sections 4.02 (a) through (h) hereof:

(a)                                  Investment.  Purchaser is acquiring the NQO Shares for Purchaser’s own account and not for the account of any other person. Purchaser is acquiring the NQO Shares for investment and not with a view to distribution or resale thereof except in compliance with applicable laws regulating securities.

(b)                                 Business Experience.  Purchaser is capable of evaluating the merits and risks of Purchaser’s investment in the Company evidenced by purchase of the NQO Shares.

(c)                                  Relation to Company.  Purchaser is presently an officer, director or employee of, or a consultant to, the Company and in such capacity has become personally familiar with the business, affairs, financial condition and results of operations of the Company.

(d)                                 Access to Information.  Purchaser has had the opportunity to ask questions of, and to receive answers from, appropriate executive officers of the Company with respect to the terms and conditions of the transaction contemplated hereby and with respect to the business, affairs, financial condition and results of operations of the Company.  Purchaser has had access to such financial and other information as is necessary in order for Purchaser to make a fully-informed decision as to investment in the Company by way of purchase of the NQO Shares and has had the opportunity to obtain any additional information necessary to verify any of such information to which Purchaser has had access.

(e)                                  Speculative Investment.  Purchaser’s investment in the Company represented by the NQO Shares is highly speculative in nature and is subject to a high degree of risk of loss in whole or in part.  The amount of such investment is within Purchaser’s risk capital means and is not so great in relation to Purchaser’s total financial resources as would jeopardize the personal financial needs of Purchaser or Purchaser’s family in the event such investment were lost in whole or in part.

(f)                                    Registration.  Purchaser must bear the economic risk of investment for an indefinite period of time because the sale to Purchaser of the NQO Shares has not been registered under the Securities Act and the NQO Shares cannot be transferred by Purchaser unless such transfer is registered under the Securities Act or an exemption from such registration is available.  The Company has made no agreements, covenants or undertakings whatsoever to register the transfer of any of the NQO Shares under the Securities Act.  The Company has made no representations, warranties or covenants whatsoever as to whether any exemption from the Securities Act, including without limitation any exemption for limited sales in routine brokers’ transactions pursuant to Rule 144, will be available; if the exemption under Rule 144 is available at all, it may not be available until at least two years after payment of cash for the NQO Shares and not then unless: (i) a public trading market then exists in the Company’s common stock; (ii) adequate information as to the Company’s financial and other affairs and operations is then available to the public; and (iii) all other terms and conditions of Rule 144 have been satisfied.

(g)                                 Public Trading.  None of the Company’s securities is presently publicly traded, and the Company has made no representation, covenant or agreement as to whether there will be a public market for any of its securities.

(h)                                 Tax Advice.  The Company has made no warranties or representations to Purchaser with respect to the income tax consequences of the transactions contemplated by the option agreement pursuant to which the NQO Shares will be purchased, and Purchaser is in no manner relying on the Company or the Company’s representatives for an assessment of such tax consequences.

Section 4.03                                Assignment; Binding Effect.  Subject to the limitations set forth in this Agreement, this Agreement shall be binding upon and inure to the benefit of the executors, administrators, heirs, legal representatives and successors of the parties hereto; provided, however, that Optionee may not assign any of Optionee’s rights under this Agreement.

Section 4.04                                Damages.  Optionee shall be liable to the Company for all costs and damages, including incidental and consequential damages, resulting from a disposition of shares which is not in conformity with the provisions of this Agreement.

Section 4.05                                Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

Section 4.06                                Notices.  All notices and other communications under this Agreement shall be in writing.  Unless and until the Optionee is notified in writing to the contrary, all notices, communications and documents shall be directed to the Company at its corporate headquarters.  Unless and until the Company is notified in writing to the contrary, all notices, communications and documents intended for the Optionee and related to this Agreement, if not delivered by hand, shall be mailed to Optionee’s last known address as shown on the Company’s books.  Notices and communications shall be mailed by first class mail, postage prepaid; documents shall be mailed by registered mail, return receipt requested, postage prepaid.  All mailings and deliveries related to this Agreement shall be deemed received only when actually received.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

ONCURE HOLDINGS, INC.

By:
Title: Chief Executive Officer

The Optionee hereby accepts and agrees to be bound by all of the terms and conditions of this Agreement and the Plan.

Optionee

Name:
Dated:

[Signature Page to Option Agreement]